                As filed with the Securities and Exchange Commission on February 28, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

Registration Statement under the Securities Act of 1933

JOE’S JEANS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	11-2928178 (I.R.S. employer identification number)

2340 South Eastern Avenue

Commerce, CA 90040

 (Address, including zip code, of principal executive offices)

Joe’s Jeans Inc.

Amended and Restated 2004 Stock Incentive Plan

(Full title of the plan)

Marc B. Crossman

Chief Executive Officer

Joe’s Jeans Inc.

2340 South Eastern Avenue

Commerce, CA 90040

(323) 837-3700

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.10 per share	5,837,835 shares	(1)	$0.64	(2)	$3,736,214.40	(2)	$428.17

(1)                                 Issuable upon stock awards to be granted or upon exercise of options granted or to be granted under the Joe’s Jeans Inc. Amended and Restated 2004 Stock Incentive Plan, or the Plan.  Pursuant to Rule 416(a), this Registration Statement on Form S-8, or this Registration Statement, shall cover such additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                 Pursuant to Rule 457(c) and (h)(1), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price for stock awards and options that may be issued under the Plan to acquire up to 5,837,835 shares of common stock, par value $0.10 per share, or Common Stock, are estimated solely for purposes of calculating the registration fee and are based on for 5,837,835 shares of Common Stock issuable upon exercise or vesting for stock awards and options that have not yet been granted, the average of the high and low prices of Joe’s Jeans Inc.’s Common Stock of $0.64 per share as quoted on the NASDAQ Capital Market for February 24, 2012.

Part I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended, or the Securities Act. Also, upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) of the Securities Act or additional information about the plans are available without charge to participants of the plans by contacting the Corporate Secretary, Joe’s Jeans Inc., 2340 South Eastern Avenue, Commerce, California 90040 (323) 837-3700.

Such documents need not be filed with the Securities and Exchange Commission, or the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                         Incorporation of Documents by Reference.

The following documents filed by Joe’s Jeans Inc., or the Company, with the Commission are hereby incorporated by reference into this Registration Statement; provided, however, the Company is not incorporating any information furnished under either Items 2.02 and 7.01 of any Current Report on Form 8-K:

•                                          The Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2011;

•                                          The Company’s Current Reports on Form 8-K dated February 17, 2012 and December 12, 2011; and

•                                          the description of Common Stock that is referenced the Company’s Registration Statement on Form 8-A, File No. 000-18926, filed on December 6, 1990 (which incorporates by reference the description of Common Stock that is contained in the Company’s  Post Effective Amendment No. 6 to Form S-18, File No. 33-25912, filed on November 29, 1990), including all amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act (other than Current Reports on Form 8-K furnished pursuant to items 2.02 or 7.01 of such form), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the respective dates of the filing of such documents with the Commission. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

Item 4.                                                         Description of Securities.

Not Applicable.

Item 5.                                                         Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the common stock offered pursuant to this Registration Statement have been passed upon for us by Lori Nembirkow, Esq., SVP, Legal & Compliance of the Company.  As of February 28, 2012, Ms. Nembirkow beneficially owned 146,243 shares of common stock held for her personal account, had a right to receive 175,454 shares under restricted stock unit agreements and options to purchase 25,000 (including shares exercisable within 60 days of the date of this Registration Statement) of our common stock pursuant to the Plan and was otherwise eligible to receive stock awards and options under the Plan.

Item 6.                                                         Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.  In actions brought by or in the right of a corporation, however, Section 145 provides that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Article Ninth of the Company’s Seventh Amended and Restated Certificate of Incorporation requires that Joe’s Jeans indemnify its directors and officers for certain liabilities incurred in the performance of their duties on behalf of the Company to the fullest extent allowed by Delaware law.

Article Eighth of the Company’s Seventh Amended and Restated Certificate of Incorporation relieves directors from personal liability to the Company or its stockholders for breach of any of such director’s fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law.  Under Section 102(b)(7) of the Delaware General Corporation Law, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duties as directors except (i) for any breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law, (iv) for willful or negligent violations of certain provisions of the Delaware General Corporation Law imposing certain requirements with respect to stock purchases, redemptions and dividends, or (v) for any transaction from which such directors derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.                                                         Exemption from Registration Claimed.

Not Applicable.

Item 8.                                                         Exhibits.

Exhibit No.	Description of Exhibit
4.1

Seventh Amended and Restated Certificate of Incorporation (filed as Exhibit 4.1 to Joe’s Jeans Inc.’s Current Report on Form 8-K filed on October 15, 2007 (File No. 0-18926) and incorporated herein by reference)

4.2	Amended and Restated Bylaws (filed as Exhibit 4.2 to Joe’s Jeans Inc.’s Registration Statement on Form S-8 filed on November 12, 1993 (File No. 33-71576) and incorporated herein by reference)

4.3

Joe’s Jeans Inc. Amended and Restated 2004 Stock Incentive Plan (filed as Appendix A to Joe’s Jeans Inc.’s Proxy Statement dated September 19, 2011 (File No. 0-18926) and incorporated herein by reference)

5	Opinion of Lori Nembirkow, Esq.*

23.1	Consent of Lori Nembirkow, Esq. (included in Exhibit 5 hereto)*

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm*

24	Power of Attorney (included in the signature page of this Registration Statement)*

* Filed herewith

Item 9.                                                         Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Commerce, State of California, on the 28th day of February, 2012.

JOE’S JEANS INC.

By:	/s/ Marc B. Crossman
Marc B. Crossman
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Marc B. Crossman as his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Marc B. Crossman	President, Chief Executive Officer	February 28, 2012
Marc B. Crossman	(Principal Executive Officer)
and Director

/s/ Hamish Sandhu	Chief Financial Officer	February 28, 2012
Hamish Sandhu	(Principal Financial Officer and
Principal Accounting Officer)

/s/Joseph M. Dahan	Creative Director and Director	February 28, 2012
Joseph M. Dahan

/s/ Samuel J. Furrow	Chairman of the Board and Director	February 28, 2012
Samuel J. Furrow

/s/ Kelly Hoffman	Director	February 28, 2012
Kelly Hoffman

/s/ Tom O’Riordan	Director	February 28, 2012
Tom O’Riordan

/s/ Suhail Rizvi	Director	February 28, 2012
Suhail Rizvi

/s/ Kent Savage	Director	February 28, 2012
Kent Savage

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1

Seventh Amended and Restated Certificate of Incorporation (filed as Exhibit 4.1 to Joe’s Jeans Inc.’s Current Report on Form 8-K filed on October 15, 2007 (File No. 0-18926) and incorporated herein by reference)

4.2	Amended and Restated Bylaws (filed as Exhibit 4.2 to Joe’s Jeans Inc.’s Registration Statement on Form S-8 filed on November 12, 1993 (File No. 33-71576) and incorporated herein by reference)

4.3

Joe’s Jeans Inc. Amended and Restated 2004 Stock Incentive Plan (filed as Appendix A to Joe’s Jeans Inc.’s Proxy Statement dated September 19, 2011 (File No. 0-18926) and incorporated herein by reference)

5	Opinion of Lori Nembirkow, Esq.*

23.1	Consent of Lori Nembirkow, Esq. (included in Exhibit 5 hereto)*

23.2	Consent of Independent Registered Public Accounting Firm*

24	Power of Attorney (included in the signature page of this Registration Statement)*

* Filed herewith.